EXHIBIT 23
     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     The Board of Directors and Stockholders
     CVB Financial Corp.

     We consent to the incorporation by reference in the 1981 Stock Option Plan Registration Statement No. 2-76121 on Form S-8, the 1991 Stock Option Plan Registration Statement No. 33-41318 on Form S-8 and the Key Employee Stock Grant Plan Registration Statement No. 33-50442 on Form S-8 of our report dated
     January 27, 1994, appearing on page 79 of this Annual Report in Form 10-K for the fiscal year ended December 31, 1993.

     /s/  Deloitte & Touche
          Deloitte & Touche
     Los Angeles, California
     March 28, 1994



































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